Exhibit 99.1
Constant Contact Announces Second Quarter 2008 Financial
Results
Quarterly revenue increases 82 percent year-over-year
Email marketing customer base exceeds 207,100
WALTHAM, MA — August 12, 2008 — Constant Contact®, Inc (NasdaqGM: CTCT), a leading provider of email marketing and online surveys for small organizations, today announced its financial results for the second quarter ended June 30, 2008.
Constant Contact reported total revenue of $20.8 million for the quarter ended June 30, 2008, an increase of 82 percent compared to revenue of $11.4 million for the comparable period in 2007. Constant Contact ended the second quarter of 2008 with over 207,100 email marketing customers, an increase of over 67 percent compared to the end of the second quarter of 2007.
“Constant Contact continues to extend its market leadership position, as evidenced by the over 21,200 net new email marketing customers who added our service during the second quarter. Our passionate focus in helping our customers succeed is a key differentiator for the Company, and during the quarter we were pleased to win an industry award for outstanding customer support,” said Gail Goodman, CEO of Constant Contact. “The continued strong growth in our customer base, particularly in the current challanging economic environment, demonstrates the value that we provide by helping our customers easily and professionally communicate with their members and customers, at an incredibly affordable price. I am very pleased with our accomplishments year-to-date and continue to be excited about our prospects for the remainder of 2008 and beyond.”
Constant Contact reported an operating loss of $1.1 million for the quarter ended June 30, 2008, an improvement from an operating loss of $2.5 million for the comparable period in 2007. Constant Contact reported adjusted EBITDA of $894,000 in the second quarter of 2008, an improvement from an adjusted EBITDA loss of $1.7 million for the comparable period in 2007. Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding other expense, depreciation and amortization, and stock-based compensation, and then subtracting net interest income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
Constant Contact reported a GAAP net loss of $389,000 for the second quarter of 2008, an improvement compared to a GAAP net loss of $2.8 million for the comparable period in 2007. Second quarter 2008 GAAP net loss per share was $0.01 as compared to a GAAP net loss attributable per common share of $0.81 for the comparable period in 2007. Second quarter 2008 non-GAAP net income per diluted common share was $0.01 as compared to a non-GAAP net loss attributable per common share of $0.78 for the same period in 2007. Non-GAAP net income (loss) per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to net income (loss).

A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
“The second quarter of 2008 was another successful quarter for Constant Contact as we outperformed relative to our expectations and each of our key customer metrics remained within historical ranges,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “Our customer retention rates remained steady during the second quarter and we continue to anticipate a typical seasonal pickup in customer additions as we move into the fourth quarter of the year.
Other Business and Operational Highlights
During the second quarter of 2008, Constant Contact:
•	Added over 21,200 net new email marketing customers, bringing its total email marketing customer base to over 207,100.

•	Grew its number of survey customers to over 15,000; the majority of these customers use the Company’s email marketing service.

•	Announced plans to lease a 50,000 square foot second call center in Loveland, Colorado. The site will be the first major expansion outside the Company’s corporate headquarters in Waltham, Massachusetts and is expected to be completed in 2009. By the end of 2008, Constant Contact expects to hire 50 call center personnel who will help the Company continue to provide a superior level of service for its growing customer base.

•	Was recognized with a Stevie® Award for Best Customer Service Team in the 6th Annual American Business Awards.

•	Added Robert D. Nicoson as vice president and chief human resources officer. In this newly created position, Nicoson will oversee all human resources programs, practices and policies that govern Constant Contact’s business needs, culture and executive leadership.

•	Announced that Gail Goodman was an Ernst & Young Entrepreneur Of The Year® 2008 Award Winner in New England. Her award in the software category in New England was for outstanding entrepreneurs who are building and leading dynamic, growing businesses.

•	Closed a public offering of 5,221,000 shares of its common stock at a price of $16 per share. The 5,221,000 share offering included the underwriters’ exercise, in full, of their over-allotment option. Of the 5,221,000 shares, Constant Contact sold 314,465 shares and selling stockholders sold 4,906,535 shares. The proceeds to Constant Contact from the sale of shares were approximately $4.0 million after deducting the underwriting discount and offering expenses.
Business Outlook
Based on information available as of August 12, 2008, Constant Contact is issuing guidance for the third quarter of 2008 and full year 2008 as follows:
Third Quarter 2008: The Company expects third quarter revenue to be in the range of $22.2 million to $22.4 million, adjusted EBITDA to be in the range of $1.1 million to $1.3 million, GAAP net loss to be in the range of $400,000 to $600,000, and GAAP net loss per share to be in the range of $0.01 to $0.02. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.1 million shares and includes stock-based compensation expense of $700,000. The Company expects third quarter non-GAAP net income per share to be $0.00 to $0.01 based on weighted average shares outstanding (diluted) of 29.4 million.
Full Year 2008: The Company expects full year 2008 revenue to be in the range of $85 million to $86 million, up from previous guidance of $82.5 to $84.5 million. The Company expects adjusted EBITDA to be in the range of $3.3 million to $3.6 million, consistent with the Company’s target of delivering an adjusted EBITDA margin of four percent for the year. The Company expects GAAP net loss to be in the range of $1.8 million to $2.1 million, and GAAP net loss per share to be in the range of $0.06 to $0.08. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.0 million shares and includes stock-based compensation expense of $2.8 million. The Company expects full year 2008 non-GAAP net income per share to be $0.03 to $0.04 based on weighted average shares outstanding (diluted) of 29.4 million shares.
Non-GAAP Financial Measures
This press release contains four non-GAAP financial measures: adjusted EBITDA (loss), adjusted EBITDA margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded from these non-GAAP financial measures.
In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Conference Call Information

What:	Constant Contact second quarter 2008 financial results conference call
When:	Tuesday, August 12, 2008
Time:	8:00 a.m. ET
Live Call:	(877) 675-4755, domestic
(719) 325-4905, international
Replay:	(888) 203-1112, passcode 5877947, domestic
(719) 457-0820, passcode 5877947, international
Webcast:	http://investor.constantcontact.com/ (live and replay)
About Constant Contact, Inc.
Launched in 1998, Constant Contact is a leading provider of email marketing and online survey solutions for small businesses, nonprofits, and associations. To learn more, please visit www.constantcontact.com or call (781) 472-8100.
Constant Contact and the Constant Contact logo are registered trademarks of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated growth of the Company’s customer base, the value and effectiveness of the company’s products, the Company’s potential expanding leadership position, the company’s ability to grow during periods of economic uncertainty, and the Company’s financial guidance for the third quarter of 2008 and for the full year 2008. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, general economic conditions and economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to develop and introduce new products or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2008 as well as other documents that may be filed by the Company from time to time with the Securities and

Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Rosalind Morville
Constant Contact
(339) 222-5722
rmorville@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue	$20,771	$11,398	$38,938	$21,111
Cost of revenue	5,649	3,106	10,432	5,837

Gross profit	15,122	8,292	28,506	15,274

Operating expenses:
Research & development	3,701	2,802	7,030	4,971
Sales & marketing	10,220	6,674	18,888	12,795
General & administrative	2,299	1,289	4,324	2,371

Total operating expenses	16,220	10,765	30,242	20,137

Loss from operations	(1,098)	(2,473)	(1,736)	(4,863)

Interest income, net	709	78	1,685	207
Other expense	—	(418)	—	(838)

Net loss	(389)	(2,813)	(51)	(5,494)

Accretion of redeemable convertible preferred stock	—	(265)	—	(518)

Net loss attributable to common stockholders	$(389)	$(3,078)	$(51)	$(6,012)

Net loss attributable to common stockholders per share: basic and diluted	$(0.01)	$(0.81)	$(0.00)	$(1.59)

Weighted average shares outstanding used in computing per share amounts: basic and diluted	27,856	3,810	27,701	3,770

Constant Contact, Inc.
Calculation of Adjusted EBITDA (Loss) (unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net loss	$(389)	$(2,813)	$(51)	$(5,494)

Subtract:
Interest income, net	(709)	(78)	(1,685)	(207)

Add back:
Other expense	—	418	—	838

Loss from operations	(1,098)	(2,473)	(1,736)	(4,863)

Add back:
Depreciation and amortization	1,348	609	2,230	1,141
Stock-based compensation expense	644	120	1,204	203

Adjusted EBITDA (loss)	$894	$(1,744)	$1,698	$(3,519)

Divide by:
Revenue	$20,771	$11,398	$38,938	$21,111

Adjusted EBITDA Margin	4.3%	-15.3%	4.4%	-16.7%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Share
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net loss attributable to common shareholders	$(389)	$(3,078)	$(51)	$(6,012)

Add back:
Stock-based compensation expense	644	120	1,204	203

Non-GAAP net income (loss)	$255	$(2,958)	$1,153	$(5,809)

Non-GAAP net income (loss) attributable to common stockholders per share: basic	$0.01	$(0.78)	$0.04	$(1.54)
Non-GAAP net income (loss) attributable to common stockholders per share: diluted	$0.01	N/A	$0.04	N/A

Weighted average shares outstanding used in computing per share amounts: basic	27,856	3,810	27,701	3,770

Weighted average shares outstanding used in computing per share amounts: diluted	29,254	N/A	29,161	N/A

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	June 30,	December 31,
	2008	2007
Assets
Current assets
Cash & cash equivalents	$106,570	$97,051
Short-term marketable securities	299	4,484
Accounts receivable, net	35	62
Prepaid expenses and other current assets	1,921	1,701

Total current assets	108,825	103,298

Property and equipment, net	14,139	7,986
Restricted cash	308	308
Other non-current assets	279	253

Total assets	$123,551	$111,845

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,023	$3,858
Accrued expenses	5,009	2,928
Deferred revenue	13,195	10,354

Total current liabilities	23,227	17,140

Other long-term liabilities	452	351

Total liabilities	23,679	17,491

Stockholders’ equity
Common stock	281	276
Additional paid in capital	142,398	136,832
Accumulated other comprehensive income	—	2
Accumulated deficit	(42,807)	(42,756)

Total stockholders’ equity	99,872	94,354

Liabilities and stockholders’ equity	$123,551	$111,845

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities
Net loss	$(51)	$(5,494)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,230	1,141
Accretion of discount on investments	(17)	(75)
Stock-based compensation expense	1,204	203
Changes in fair value of redeemable convertible preferred stock warrant	—	837
Provision for bad debts	4	8
Change in operating assets & liabilities
Accounts receivable	23	5
Prepaid expenses and other current assets	(220)	(588)
Other assets	(26)	—
Accounts payable	1,165	41
Accrued expenses	1,831	164
Deferred revenue	2,841	2,571
Other long-term liabilities	101	102

Net cash provided by (used in) operating activities	9,085	(1,085)

Cash flows from investing activities
Purchases of short-term marketable securities	—	(6,206)
Proceeds from maturities of short-term marketable securities	4,200	5,150
Increase in restricted cash	—	(92)
Acquisition of property and equipment	(8,133)	(2,306)

Net cash used in investing activities	(3,933)	(3,454)

Cash flows from financing activities
Proceeds from notes payable	—	2,785
Proceeds from issuance of common stock pursuant to exercise of stock options	126	61
Proceeds from issuance of common stock pursuant to employee stock purchase plan	229	—
Proceeds from issuance of common stock in connection with secondary public offering	4,012	—
Repayments of notes payable	—	(404)
Payments of issuance costs for initial public offering of common stock	—	(630)

Net cash provided by financing activities	4,367	1,812

Net increase (decrease) in cash and cash equivalents	9,519	(2,727)
Cash and cash equivalents, beginning of period	97,051	8,786

Cash and cash equivalents, end of period	$106,570	$6,059